THIS IS A LEGALLY BINDING SALES CONTRACT

STATE OF GEORGIA

Date: October 13, 2010

1. **PURCHASE AND SALE.** The undersigned buyer, Landee Acres, LLC, or its assigns ("Buyer"), agrees to buy and the undersigned seller, Natural Dairy, Inc. ("Seller"), agrees to sell all that tract or parcel of land, with such improvements as are located thereon, described as follows and hereinafter referred to as the "Property":

   All that tract or parcel of land and the improvements located thereon, lying and being in Jenkins County, Georgia on Old Louisville Road, containing 1203 acres, more or less, A PORTION OF the tract described and recorded in the Burke County, Georgia records in Deed Book 754, page 166; the subject property is illustrated on Page 6 of this Agreement as Tract 1 and Tract 2, a portion of the property illustrated on a plat recorded in the Burke County, Georgia records in the File for Plats No. B-493. The subject property is further identified as Tracts 13, 14, 15, 16, 17, 18, 19, 20, 21 and 22 in the Higgenbotham Auctioneers Kelly Plantation auction advertisement.

   The full legal description of the Property is the same as is recorded with the Clerk of the Superior Court of the county in which the Property is located and is made a part of this Contract by reference.

2. **PURCHASE PRICE.** The purchase price of the Property to be paid by Buyer is:

   Two million nine hundred thirty-seven thousand dollars ($2,937,000.00).

3. **EARNEST MONEY.** Broker is holding Buyer's check for $50,000.00 as earnest money. Said earnest money will be deposited in Broker's Trust Account within three (3) business days of the Binding Agreement Date.

   Holder shall disburse earnest money only as follows: (a) upon the failure of the parties to enter into a binding agreement; (b) at closing; (c) upon a written agreement signed by all parties having an interest in the funds; (d) upon order of a court or arbitrator having jurisdiction over any dispute involving the earnest money; (e) upon Holder's reasonable interpretation of this Contract, in which case Holder will give all parties 15 days notice stating to whom and why the disbursement will be made.

   Buyer shall be entitled to the earnest money: (a) upon the failure of the parties to enter into a binding agreement; (b) at closing; (c) upon termination of this Contract due to the default of the Seller; (d) as otherwise herein provided.

   Seller shall be entitled to the earnest money: (a) upon termination of this Contract due to the default of the Buyer, in which case Holder may pay the earnest money to Seller by check, which if accepted by Seller, shall constitute liquidated damages in full settlement of all claims of Seller; (b) as otherwise herein provided.

Initial: Buyer WBK Seller WJ Broker

4. (a) **WARRANTY.** Seller agrees to furnish a marketable title to said Property and agrees to convey said property by general warranty deed to Buyer at the time the sale is consummated, subject only to (a) zoning; (b) utility easements of record; (c) covenants and restrictions of record; (d) encumbrances and leases specified in this contract.

(b) **TITLE EXAMINATION**. Buyer may, prior to closing, examine title and furnish to Seller a written statement of objections affecting the marketability of said title. If Seller fails to satisfy valid title objections (other than liens, judgments and deeds to secure debt that can be satisfied through the payment of money), Seller may unilaterally extend the closing date for thirty (30) days upon written notice to Buyer, said notice given on or before the original date of closing. If Seller fails to satisfy valid title objections prior to closing or any extension thereof, then Buyer may terminate this Contract upon written notice to Seller, in which case Buyer's earnest money shall be returned. Once exercised, Seller's right to unilaterally extend the closing date shall terminate. Good and marketable title as used herein shall mean title which a title insurance company licensed to do business in Georgia will insure at its regular rates, subject only to standard exceptions.

5. **INSPECTION.** Buyer and/or Buyer's representatives shall have the right to enter the Property at Buyer's expense and at reasonable times to thoroughly inspect and survey the Property. Buyer agrees to hold the Seller and Broker harmless from all claims, injuries, and damages arising out of or related to the exercise of these rights. Buyer agrees to be responsible for any out of the ordinary damage to the Property during the inspection.

6. **CLOSING DATE AND POSSESSION. (SEE SPECIAL STIPULATIONS).**

7. **PERFORMANCE.** Time is of the essence of this Contract, and Seller and Buyer agree that such documentation as may be legally necessary to carry out the terms of this Contract shall be executed and delivered by the parties at the time this sale is consummated.

8. **PROPERTY CONDITION.** Seller warrants that when this transaction is consummated, the Property will be in the same condition as it is on the date of this Contract. Should the Property be substantially damaged before this Contract is consummated, then Buyer may terminate this Contract, in which case Buyer's earnest money will be returned.

9. **COST RESPONSIBILITY.** Seller is to pay all liens and/or encumbrances on said Property and for all transfer tax on Seller's deed. Buyer is to pay for the examination of title, intangible tax and preparation of all instruments necessary to close this sale. Real estate taxes are to be pro-rated as of the date of closing.

10. **PROPERTY SOLD "AS-IS".** Subject to Seller conveying marketable title as provided in paragraph 4(a) and the representations made by Seller under the Special Stipulations hereto, all parties agree that the Property is being sold "as-is", with all faults.

Initial: Buyer WBR Seller EW Broker [initials]

11. **COMMISSION.** In negotiating this Contract, Shivers Real Estate Investments, Inc., as Broker, has rendered a valuable service, and for this reason, Broker is made a party to this Contract so as to enable Broker to enforce his fee rights hereunder against the parties hereto on the following basis: Seller agrees to pay Broker a real estate commission of three and one-half percent (3 ½%) of the total purchase price, payable at closing.

12. **AGENCY DISCLOSURE.** Broker has acted as agent for the Seller in this transaction, and is to be paid a commission by the Seller. Broker has not acted as agent for the Buyer in this transaction.

13. **MULTIPLE COUNTERPARTS.** This Contract may be executed in multiple counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one and the same instrument.

14. **SURVIVAL OF AGREEMENT.** All conditions or stipulations not fulfilled at time of closing shall survive the closing until such time as the conditions or stipulations are fulfilled.

15. **REPRESENTATIONS OF BROKER.** Seller and Buyer acknowledge that they have not relied upon the advice or representations of Broker or Broker's associates on any matter beyond the real estate transaction. Broker and Broker's associates are not expert in other matters, and if Seller or Buyer have concerns, they are hereby advised to obtain expert advice relative thereto.

16. **SPECIAL STIPULATIONS.**
The following Special Stipulations, if in conflict with any preceding paragraph, shall control:

A. A plat will be provided prior to closing, said plat done according to Stipulation "E" and using Page 6 of this Agreement as a guide. On or before October 26, 2010, Tract 2 according to Page 6 and the plat, will be closed with the total purchase price being one million four hundred fifty thousand dollars ($1,450,000.00). On or before September 1, 2011, Tract 1 according to Page 6 and the plat, will be closed with the total purchase price being one million four hundred eighty-seven thousand dollars ($1,487,000.00).

B. At Buyer's option, the parties may close Tract 1 on or before March 31, 2011. If Tract 1 is closed on or before March 31, 2011, Seller hereby agrees to a $50,000.00 reduction in the Tract 1 purchase price.

C. The herein provided for earnest money will apply to the contract, purchase and closing of Tract 1, on or before September 1, 2011. No earnest money is involved in the contract, purchase and closing of Tract 2.

D. Buyer will take possession of Tract 2 at closing, however, Buyer will honor the applicable farming lease which expires December 31, 2010. With the farmer's agreement, Buyer may take working possession of the crop fields after harvest and before the expiration of said lease.

E. Seller will retain possession of Tract 1, the (3) houses on Tract 2 and the metal building on Tract 2 until the closing of Tract 1. Seller will also be allowed the use of the water wells on Tract 2 until the Tract 1 closing.

F. Any necessary survey and plat will be provided by the Seller and the cost will be divided equally between Seller and Buyer. The surveyor shall use Page 6 of this Agreement as a guide to establish the division line between Tract 1 and Tract 2 and provide the acreage result for each tract. After establishing Point "A", the surveyor shall run the line to the center of Black Circle Road with said line located equidistant between the first grain bin and the corner of the metal building.

Initial: Buyer WBR Seller: EW Broker: JRS

G. All fixed improvements and fixtures, fencing, irrigation equipment and systems on the Property at the date of this Agreement shall remain on the Property as part of the sale. No rolling equipment or tools are to remain.

H. Seller makes no warranties regarding the improvements on the Property except that Seller hereby agrees to properly maintain the irrigation systems on Tract 1 and warrants that said systems will be in proper working order at closing.

I. Seller hereby warrants that there will be no leases or obligations to others surviving beyond closing other than herein stated.

J. Seller warrants that any state or federal environmental issues applicable to this Property will be resolved prior to closing.

K. Seller warrants that the applicable timber sale shall be released prior to closing, and that the timber on the subject property is not to be cut and will remain as it is on the date of this Agreement

L. As Seller will retain possession and use of the three (3) houses and the metal shop building Tract 2 until September 1, 2011, Seller will be responsible for maintenance and repair on these improvements except for any damage covered by insurance, or any major system failure not caused by negligence on the part of the Seller.

M. A material part of the consideration to the Buyer for purchasing and to the Seller for selling is that Buyer and Seller have the option to qualify this transaction as part of a tax deferred exchange under Section 1031 of the Internal Revenue Code. The parties hereby agree to cooperate in the exchange provided they incur no additional liability, costs or expense.

N. Any and all previous contract offers between the parties regarding the subject property are hereby void.

This Contract constitutes the sole and entire agreement between the parties and no modification of this Contract shall be binding unless it is in writing, attached hereto and signed by all parties to this Contract. Representations, promises or inducements not included in this Contract shall not be binding upon any party hereto.

All rights, powers, privileges and duties hereby granted or assumed shall inure to the benefit of and shall be binding upon the successors, assigns, heirs, administrators and executors of the parties hereto.

Initial: Buyer: WBR Seller: EW Broker: DPD

This instrument shall be regarded as an offer by Buyer or Seller who first executes the same, to the other, and is open for acceptance by the other until noon, on the 18 day of October, 2010, by which time this Contract must have been accepted and executed by both Buyer and Seller, and proper legal notice of the same received by Broker, legal notice being constituted either by Broker's receipt of the completed Sales Contract or a facsimile or e-mail transmission of said Contract, the date of said receipt being the
BINDING AGREEMENT DATE.

WITNESS
THE HAND AND SEAL OF THE UNDERSIGNED:

W Beryl Landis (seal) 10-13-10
Buyer: Landee Acres, LLC, or its assigns — Date
W. Beryl Landis

(seal) 10-15-10
Seller: Natural Dairy, Inc. — Date

By: Eric Watson

Broker: Shivers Real Estate Investments, Inc.
Brokerage Firm License Number: H-15489
Phone Number: 706-554-9953
By: Paul H. Shivers, Jr.
Georgia Real Estate License Number 113043

Seller's address: 1431 N. Jones Plantation Road
Millen, GA 30442
706-621-6737 Fax: 646-213 7749

Buyer's address: 902 Rosier Road
Waynesboro, GA 30830
706-871-7657

BINDING AGREEMENT DATE ________________, RECEIVED AT ________ (AM)(PM)


OLD LOUISVILLE ROAD (80' R/W)
PLANTATION ROAD (60' R/W)
TRACT 1
504± ACRES
TRACT 2
699± ACRES
TRACT III
2,458.84 AC
6.85 ACRE PARCEL NOT INCLUDED
1.96 ACRE PARCEL NOT INCLUDED
BLACK CIRCLE (30' EASEMENT)
EX. WELL
EX. POND
EX. FENCE
EX. PIVOT (TYP)
S45°50'02"W 1493.02'
N55°43'03"W 2214.14'
N55°42'44"W 2274.07'
N55°17'30"W 2206.00'
N77°09'46"E 1756.43' (TIE)
N32°52'30"W 1082.29' (TIE)
S51°12'57"E 971.74'
S51°56'30"E 941.77'
S51°55'20"E 1285.37'
N51°55'20"W 1285.67'
S14°19'06"W 1270.77'
N02°36'32"W 1145.02'
S84°39'37"E 1269.46'
N32°27'44"E 4022.0'
N28°39'26"E 40.30'
N31°57'24"E 105.76'
S31°53'13"W 1231.95'
N30°22'32"W 1166.75'
N29°48'14"W 2020.92'
Point "A"
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